Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-43531 and 333-129898) pertaining to the 1997 Stock Option Plan of Community West Bancshares, and

(2)	Registration Statement (Form S-8 No. 333-136099) pertaining to the 2006 Stock Option Plan of Community West Bancshares;

of  our  report  dated March  29,  2013,  with  respect  to  the  consolidated  financial  statements  of  Community  West  Bancshares  and subsidiary included in this Annual Report (Form 10-K) of Community West Bancshares for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Los Angeles, California
March 29, 2013